                                 SUBSIDIARIES OF

                    UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

                                                                  STATE OF
NAME                                                           ORGANIZATION
----                                                           ------------
UCDP Finance, Inc. ........................................       Florida

Universal City Travel Partners
(doing business as Universal Parks & Resorts Vacations)....       Florida

                                  SUBSIDIARIES

                                       OF

                               UCDP FINANCE, INC.

* There are no subsidiaries of UCDP Finance, Inc.